UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 30, 2008
_______________________

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2008, General Maritime Corporation (the “Company”) was informed of the death of director John O. Hatab, who passed away on June 30, 2008.  Mr. Hatab served as a director of the Company since September 2004 and was a member of the Company’s audit committee, compensation committee and nominating and corporate governance committee.  Mr. Hatab was also designated as the audit committee’s financial expert, as defined under Item 407(d)(5)(ii) of Regulation S-K.

As a result of the death of Mr. Hatab, the Company is not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual, which requires the Company to have at least three members of its audit committee.  In addition, the Company is not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual with respect to the presence of an individual with accounting or related financial management expertise, as required by Section 303A.07(a) of the NYSE Listed Company Manual, on the Company’s audit committee.

The Company is currently in the process of identifying a qualified individual to serve as a third member of the Company’s audit committee and designating a financial expert, as defined under Item 407(d)(5)(ii) of Regulation S-K.  The Company is working diligently to comply with Section 303A.07(a) promptly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                GENERAL MARITIME CORPORATION
                (Registrant)

                By: /s/ Jeffrey D. Pribor
            Name: Jeffrey D. Pribor
            Title:   Chief Financial Officer

Date: July 3, 2008